EXHIBIT (5)


                                 FOLEY & LARDNER
                          A T T O R N E Y S  A T  L A W

                                 FIRSTAR CENTER
                            777 EAST WISCONSIN AVENUE
                         MILWAUKEE, WISCONSIN 53202-5367

                                                         A MEMBER OF GLOBALEX
                                                       WITH MEMBER OFFICES IN

   MADISON                                                             BERLIN
   CHICAGO                  TELEPHONE (414) 271-2400                 BRUSSELS
   WASHINGTON, D.C.                                                   DRESDEN
   JACKSONVILLE                   TELEX 26-819                      FRANKFURT
   ORLANDO                                                             LONDON
   TALLAHASSEE                  (FOLEY LARD MIL)                        PARIS
   TAMPA                                                            SINGAPORE
   WEST PALM BEACH          FACSIMILE (414) 297-4900                STUTTGART
                                                                       TAIPEI
                              WRITER'S DIRECT LINE


                                  June 12, 1997


   Wisconsin Power and Light Company
   222 West Washington Avenue
   Madison, Wisconsin  53703

   Ladies and Gentlemen:

             We have acted as counsel for Wisconsin Power and Light Company, a Wisconsin corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3, including the Prospectus constituting a part thereof (such Registration Statement as amended up to and including the date hereof is referred to herein as the "Registration Statement"), as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), and relating to the issuance and sale of up to $105,000,000 principal amount of debt securities (the "Debt Securities") by the Company in the manner set forth in the Registration Statement. The Debt Securities may be offered from time to time in one or more series and may be either First Mortgage Bonds (the "New Bonds") or unsecured debt securities (the "Debentures"). Each series of New Bonds will be issued under the Indenture of Mortgage or Deed of Trust, dated as of August 1, 1941, between the Company and Firstar Trust Company (f/k/a First Wisconsin Trust Company) and George B. Luhman (Gene E. Ploeger being now the individual trustee), as Trustees (the Indenture of Mortgage or Deed of Trust and all indentures supplemental thereto are collectively referred to herein as the "First Mortgage Indenture"), and a supplemental indenture (the "First Mortgage Supplemental Indenture") providing for the issuance of such series. Each series of Debentures will be issued under an Indenture to be entered into between the Company and Firstar Trust Company, as Trustee, substantially in the form filed as an exhibit to the Registration Statement (the "Unsecured Debt Indenture"), and a supplemental indenture (the "Unsecured Debt Supplemental Indenture") or an officers' certificate (the "Officers' Certificate"), as the case may be, providing for the issuance of such series.

             In connection with our representation, we have examined: (a) the Registration Statement, including the Prospectus; (b) the exhibits (including those incorporated by reference) constituting a part of said Registration Statement; (c) the Restated Articles of Organization and Bylaws of the Company, as amended to date; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

             Based on the foregoing, we are of the opinion that:

             1. The Company is a validly existing corporation under the laws of the State of Wisconsin.

             2. The Debt Securities when executed, authenticated and issued in accordance with the resolutions adopted by the Board of Directors of the Company on November 21, 1996 and in the manner and for the consideration contemplated by the Registration Statement will be legally issued, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy or other applicable laws affecting the enforcement of creditors' rights generally or the application of equitable principles; provided, that prior to the issuance of the Debt Securities, there shall be taken various proceedings in the manner contemplated by us as counsel, which include the following:

                  (a) The completion of the requisite procedure under the applicable provisions of the Securities Act and the Trust Indenture Act of 1939, as amended;

                  (b) The completion of the requisite procedure relating to the authorization by the Public Service Commission of Wisconsin of the issuance and sale of the Debt Securities;

                  (c) If the Debt Securities to be issued are Debentures, the execution and delivery of the Unsecured Debt Indenture by the parties thereto in substantially the form of the proposed Unsecured Debt Indenture attached as Exhibit (4.33) to the Registration Statement;

                  (d) The further authorization by the Board of Directors of the Company, a special committee thereof or, with respect to the Debentures, a specified senior executive officer of the Company of the First Mortgage Supplemental Indenture or the Unsecured Debt Supplemental Indenture or the Officers' Certificate, as the case may be, relating to the applicable series of Debt Securities, issuance of the Debt Securities and related matters; and

                  (e) The execution, delivery and, if necessary, recording of the First Mortgage Supplemental Indenture or the Unsecured Debt Supplemental Indenture or the Officers' Certificate, as the case may be, and the filing of other documents and the taking of other actions provided in the First Mortgage Indenture or the Unsecured Debt Indenture, as the case may be, with respect to the issuance of additional Debt Securities thereunder.

             We consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                      Very truly yours,


                                      FOLEY & LARDNER